Exhibit (h)(xxxiii)

AMENDMENT NO. 12 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and American General Life Insurance Company (f/k/a SunAmerica Annuity and Life Assurance Company) hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 12 to the Shareholder Services Agreement be effective as of the 7th day of October, 2019.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By: /s/ Todd P. Solash
Name: Todd P. Solash
Title: Chief Executive Officer, Individual Retirement

SUNAMERICA SERIES TRUST

By: /s/ John T. Genoy
Name: John T. Genoy
Title: President

SCHEDULE A

(as of October 7, 2019)

Portfolios of SunAmerica Series Trust

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA AB Small & Mid Cap Value Portfolio (f/k/a Small & Mid Cap Value Portfolio)

SA American Funds Asset Allocation Portfolio (f/k/a American Funds® Asset Allocation SAST Portfolio)*

SA American Funds Global Growth Portfolio (f/k/a American Funds® Global Growth SAST Portfolio)*

SA American Funds Growth Portfolio (f/k/a American Funds® Growth SAST Portfolio)*

SA American Funds Growth-Income Portfolio (f/k/a American Funds® Growth-Income SAST Portfolio)*

SA American Funds VCP Managed Allocation Portfolio (f/k/a SA American Funds® VCP Managed Asset Allocation Portfolio, VCP Managed Asset Allocation SAST Portfolio and Protected Asset Allocation SAST Portfolio)*

SA BlackRock VCP Global Multi Asset Portfolio*

SA Columbia Technology Portfolio (f/k/a Technology Portfolio)

SA DFA Ultra Short Bond Portfolio (f/k/a Ultra Short Bond Portfolio and Cash Management Portfolio)

SA Dogs of Wall Street Portfolio (f/k/a “Dogs” of Wall Street Portfolio)

SA Emerging Market Equity Index Portfolio*

SA Federated Corporate Bond Portfolio (f/k/a Corporate Bond Portfolio)

SA Fidelity Institutional AM® International Growth Portfolio*

SA Fidelity Institutional AM® Real Estate Portfolio (f/k/a SA Fidelity Institutional AMSM Real Estate Portfolio, SA Pyramis® Real Estate Portfolio and Real Estate Portfolio)

SA Fixed Income Index Portfolio*

SA Fixed Income Intermediate Index Portfolio*

SA Franklin Small Company Value Portfolio (f/k/a Small Company Value Portfolio)*

SA Franklin U.S. Equity Smart Beta Portfolio*

SA Global Index Allocation 60/40 Portfolio*

SA Global Index Allocation 75/25 Portfolio*

SA Global Index Allocation 90/10 Portfolio*

SA Goldman Sachs Global Bond Portfolio (f/k/a Global Bond Portfolio)

SA Goldman Sachs Multi-Asset Insights Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Invesco Growth Opportunities Portfolio (f/k/a Growth Opportunities Portfolio)

SA Invesco VCP Equity-Income Portfolio (f/k/a VCP Value Portfolio)*

SA Janus Focused Growth Portfolio (f/k/a SA Marsico Focused Growth Portfolio, Marsico Focused Growth Portfolio and Marsico Growth Portfolio)

SA JPMorgan Diversified Balanced Portfolio (f/k/a SA JPMorgan Balanced Portfolio, Balanced Portfolio and SunAmerica Balanced Portfolio)

SA JPMorgan Emerging Markets Portfolio (f/k/a Emerging Markets Portfolio)

SA JPMorgan Equity-Income Portfolio (f/k/a Growth-Income Portfolio)

SA JPMorgan Global Equities Portfolio (f/k/a Global Equities Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and Worldwide High Income Portfolio)

SA JPMorgan Mid-Cap Growth Portfolio (f/k/a Mid-Cap Growth Portfolio and MFS Mid-Cap Growth Portfolio)

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SA Large Cap Growth Index Portfolio*

SA Large Cap Index Portfolio (f/k/a Equity Index Portfolio)*

SA Large Cap Value Index Portfolio*

SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)

SA Legg Mason Tactical Opportunities Portfolio*

SA MFS Blue Chip Growth Portfolio (f/k/a Blue Chip Growth Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio, MFS Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)

SA Mid Cap Index Portfolio*

SA Morgan Stanley International Equities Portfolio (f/k/a International Diversified Equities Portfolio)

SA Oppenheimer Main Street Large Cap Portfolio (f/k/a Equity Opportunities Portfolio, Federated American Leaders Portfolio and Federated Value Portfolio)

SA PIMCO VCP Tactical Balanced Portfolio (f/k/a VCP Total Return Balanced Portfolio)*

SA PineBridge High-Yield Bond Portfolio (f/k/a High-Yield Bond Portfolio)

SA Putnam International Growth and Income Portfolio (f/k/a International Growth and Income Portfolio)

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price Asset Allocation Growth Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

SA Templeton Foreign Value Portfolio (f/k/a SA Franklin Foreign Value Portfolio and Foreign Value Portfolio)

SA VCP Dynamic Allocation Portfolio (f/k/a SunAmerica Dynamic Allocation Portfolio)*

SA VCP Dynamic Strategy Portfolio (f/k/a SunAmerica Dynamic Strategy Portfolio)*

SA VCP Index Allocation Portfolio*

SA WellsCap Aggressive Growth Portfolio (f/k/a Aggressive Growth Portfolio)

* Portfolio does not have Class 2 shares.

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